Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. to Change Non-GAAP Financial Measures

Company will discontinue reporting Non-GAAP net revenue

Non-GAAP earnings will no longer be adjusted for deferred net revenues and related costs of goods sold

Changes will have no effect on Company’s business, GAAP net revenue, GAAP earnings, cash flow or balance sheet

New York, NY — August 2, 2016 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that, starting with its results for the fiscal first quarter 2017, ended June 30, 2016, which will be reported on August 4, 2016, the Company will modify the calculation of its Non-GAAP financial measures.  The changes are being made to comply with the SEC’s updated Compliance and Disclosure Interpretations issued on May 17, 2016.  These changes will have no effect on Take-Two’s business, GAAP net revenue, GAAP earnings, cash flow, balance sheet or how its management and Board of Directors evaluate the Company’s performance.  The Company will continue to report Non-GAAP financial measures that adjust for the items set forth below under the heading “Non-GAAP Financial Measures”.

Changes to Non-GAAP Financial Measures

The specific changes to Take-Two’s Non-GAAP financial measures will be as follows:

•                  The Company will discontinue reporting Non-GAAP net revenue.  Take-Two had previously reported Non-GAAP net revenue, which was adjusted for the net effect from deferral in net revenue.  Going forward, the Company will only report GAAP net revenue and will separately disclose the change in deferred net revenue, which represents revenue recognized during the current period that was deferred in prior periods, net of revenue that is being deferred into future periods.  For those who choose to do so, the change in deferred net revenue can be added to GAAP net revenue to calculate the financial measure that Take-Two formerly reported as Non-GAAP net revenue.

•                  Non-GAAP gross profit, income from operations, and net income will no longer be adjusted for the net effect from deferral in net revenue and related costs of goods sold.  Going forward, Take-Two will separately disclose:

•                  The change in deferred costs of goods sold, which represents costs of goods sold recognized during the current period that were deferred in prior periods, net of costs of goods sold that are being deferred into future periods.  For those who choose to do so, the change in deferred costs of goods sold can be added to the Company’s new Non-GAAP costs of goods sold to calculate the financial measure that Take-Two formerly reported as Non-GAAP costs of goods sold.

•                 The net effect from deferral of net revenue and related costs of goods sold, which represents the after-tax net effect from the change in deferred revenue and the change in deferred costs of goods sold.  For those who choose to do so, the net effect from deferral of net revenue and related costs of goods sold can be added to the Company’s new Non-GAAP net income to calculate the financial measure that Take-Two formerly reported as Non-GAAP net income.

New Operational Metric

In addition, starting with its results for fiscal first quarter 2017, the Company will report a new operational metric: bookings — which represents the total amount billed by the Company from sales of physical product sold-in to retail and available to consumers, net of allowances, plus products digitally-delivered to consumers during the period.  In addition, Take-Two will separately report digitally-delivered bookings (including recurrent consumer spending) and catalog bookings.

Take-Two is providing these metrics because they are used by its management and Board of Directors to evaluate the performance of the Company’s business.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, the corresponding GAAP financial measures, and may be different from similarly titled measures used by other companies.  Management believes that the presentation of these Non-GAAP financial measures facilitates comparison of the Company’s operating performance between periods and helps investors to better understand the operating results of Take-Two by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook, such as stock-based compensation and non-cash amortization of discount on convertible notes; charges relating to business reorganizations; and gains on strategic non-core business investments.  Internally, management makes Non-GAAP adjustments to the Company’s financial measures as set forth below to assess the company’s operating results and in planning and forecasting.  The Non-GAAP adjustments to the Company’s financial measures are as follows:

•                  Stock-based compensation — stock-based compensation is a non-cash expense that is subject to stock price volatility.  The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  In addition, when considering the impact of equity award grants, the Company places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives and circumstances.  Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Gain on long-term investment, net — from time to time, the Company makes strategic non-core business investments.  Because the Company does not exercise significant control over these investments, it excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

•                  Income tax adjustment — the Company calculates a provision/benefit for income taxes on a standalone, Non-GAAP basis inclusive of the adjustments noted above.  The income tax adjustment reflects the difference between our GAAP and Non-GAAP provision/benefit for income taxes.

In the future, Take-Two may also consider whether other items should also be excluded in calculating the Non-GAAP financial measures used by the Company.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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